EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555

PERFICIENT ACQUIRES RAS & ASSOCIATES

SAINT LOUIS, MO (January 4, 2017) – Perficient, Inc. (NASDAQ: PRFT) (“Perficient”), the leading digital transformation consulting firm serving Global 2000 and other large enterprise customers throughout North America, today announced it has acquired RAS & Associates, LLC (“RAS”), a Denver-based $9 million annual services revenue management consultancy with deep expertise in strategy, operations and business process optimization consulting.

The acquisition is expected to be accretive to adjusted earnings per share immediately.

“We are excited to continue to strengthen our management consulting expertise with the strategic acquisition of RAS & Associates,” said Jeffrey Davis, Perficient’s chief executive officer and president. “The capabilities RAS & Associates bring to Perficient broaden and deepen our high-impact business consulting offerings, and most importantly, the value we can deliver to our enterprise customers. Furthermore, their engagements and relationships often lead to significant and subsequent technology investment in areas we already excel, including systems integration, data reporting and analytics.”

The acquisition of RAS & Associates:

◾	Enhances and expands Perficient’s management consulting offerings with additional strategy, operations and business process optimization consulting;

◾	Increases Perficient’s presence in the Rocky Mountain region and in the enterprise-rich Denver market;

◾	Adds approximately 40 consulting, technology, sales and G&A professionals; and

◾	Brings strategic client relationships with Fortune 500 customers in industries including Oil and Gas, Cable and Telecommunications and High-Tech.

RAS & Associates Chief Executive Officer Rob Swanson joins Perficient in a key leadership role.

“For many years, our entrepreneurial and results-driven culture has resonated with C-level executives seeking strategic guidance on enterprise transformation,” said Swanson. “We’re thrilled to now join Perficient, a firm widely-regarded for its technical and creative expertise and experience - and we anticipate this coupling will accelerate opportunities to more broadly serve our combined client base.”

About Perficient
Perficient is the leading digital transformation consulting firm serving Global 2000® and enterprise customers throughout North America. With unparalleled information technology, management consulting, and creative capabilities, Perficient and its Perficient Digital agency deliver vision, execution, and value with outstanding digital experience, business optimization, and industry solutions. Our work enables clients to improve productivity and competitiveness; grow and strengthen relationships with customers, suppliers, and partners; and reduce costs. Perficient’s professionals serve clients from a network of offices across North America and offshore locations in India and China. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. Perficient is an award-winning Premier Level IBM business partner, a Microsoft National Service Provider and Gold Certified Partner, an Oracle Platinum Partner, an Adobe Business Solution Partner, and a Platinum Salesforce Consulting Partner. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2017. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2015.